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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our report with respect to the balance sheets of iMusic, Inc. as of December 31, 1997 and 1998, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended included herein dated May 26, 1999, and to the reference to our Firm under the heading "Experts" in the prospectus.



                                          /s/ KPMG LLP


Los Angeles, California

August 30, 2001